                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Impac Mortgage Holdings, Inc. (formerly Imperial Credit Mortgage Holdings,
Inc.):

We consent to the use of our report, dated March 3, 1997, except as to Notes 11 and 15 to the consolidated financial statements which is as of March 31, 1997, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus. Our report, dated March 3, 1997, except as to Notes 11 and 15 to the consolidated financial statements which is as of March 31, 1997, contains an explanatory paragraph stating the Company adopted the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights" for the year ended December 31, 1995.


                                         /s/ KPMG Peat Marwick LLP

                                         KPMG Peat Marwick LLP


Orange County, California
February 20, 1998